UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 21, 2022

UserTesting, Inc.

(Exact name of Registrant, as specified in its charter)

Delaware	001-41049	26-0339214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

144 Townsend Street

San Francisco, California 94107

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 567-5616

Former name or address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	USER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 23, 2022, UserTesting, Inc. (“UserTesting” or the “Company”) filed a Preliminary Proxy Statement on Schedule 14A (the “Preliminary Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) and on December 6, 2022, UserTesting filed a Definitive Proxy Statement on Schedule 14A (the “Definitive Proxy Statement”) with the SEC, each in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 26, 2022, by and among the Company, Thunder Holdings, LLC, a Delaware limited liability company (“Parent”), and Thunder Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Thoma Bravo Discover Fund III, L.P., a Delaware limited partnership, and Thoma Bravo Discover Fund IV, L.P., a Delaware limited partnership, and are managed by Thoma Bravo, L.P. The special meeting of UserTesting stockholders will be held virtually on January 10, 2023, at 10:00 a.m. Pacific Time, to act on the proposal to adopt the Merger Agreement, as disclosed in the Definitive Proxy Statement.

Regulatory Approvals

On December 21, 2022, the United Kingdom Competition and Markets Authority provided notice that it has no further questions on the Merger at this time. The Merger remains subject to other closing conditions, including approval by the Company’s stockholders. The Merger is expected to close in the first half of 2023.

Litigation Related to the Merger

On November 28, 2022, a purported individual shareholder of UserTesting filed a complaint in the United States District Court for the Southern District of New York, captioned O’Dell v. UserTesting, Inc., et al., 1:22-cv-10071, naming as defendants the Company and each member of the Company’s Board of Directors (the “Board”) as of the date of the Merger Agreement (O’Dell). On December 1, 2022, an additional case was filed by a purported individual shareholder of UserTesting in the United States District Court for the Northern District of California, Glanville v. UserTesting, Inc., et al., 3:22-cv-07568 (Glanville). On December 12, 2022, an additional case was filed by a purported individual shareholder of UserTesting in the United States District Court for the Southern District of New York, captioned Moore v. UserTesting, Inc., et al., 1:22-cv-10484 (Moore). On December 13, 2022, an additional case was filed by a purported individual shareholder of UserTesting in the United States District Court for the District of Delaware, captioned Scott v. UserTesting, Inc., et al., 1:22-cv-01588 (Scott). On December 14, 2022, an additional case was filed by a purported individual shareholder of UserTesting in the United States District Court for the Northern District of California, captioned Bushansky v. UserTesting, Inc., et al., 4:22-cv-08870 (Bushansky). The O’Dell, Glanville, Moore, Scott and Bushansky cases, and any similar subsequently filed cases involving the Company, the Board or any committee thereof and/or any of the Company’s directors or officers relating directly or indirectly to the Merger Agreement, the Merger or any related transaction, are referred to as the “Merger Litigations.”

The Merger Litigations filed to date generally allege that the Preliminary Proxy Statement or the Definitive Proxy Statement is materially incomplete and misleading by allegedly failing to disclose certain purportedly material information. The Merger Litigations assert violations of Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-9 promulgated thereunder against UserTesting and the Board and violations of Section 20(a) of the Exchange Act against the Board. The Merger Litigations seek, among other things: an injunction enjoining consummation of the Merger, rescission of the Merger Agreement, recission of the Merger if consummated, damages, costs of the action, including attorneys’ fees and experts’ fees and expenses, and any other relief the court may deem just and proper.

UserTesting cannot predict the outcome of each Merger Litigation, nor can UserTesting predict the amount of time and expense that will be required to resolve each Merger Litigation. UserTesting believes that the O’Dell, Glanville, Moore, Scott and Bushansky cases are without merit and that no supplemental disclosures are required under applicable law, and UserTesting and its directors intend to vigorously defend against each Merger Litigation and any subsequently filed similar actions. It is possible that additional similar complaints could be filed in connection with the Merger. UserTesting cannot predict the outcome of or estimate the possible loss or range of loss from the Merger Litigations. If any additional complaints are filed, absent new or significantly different allegations, UserTesting will not necessarily disclose such additional filings.

In addition, nine purported stockholders of UserTesting sent demand letters regarding the Preliminary Proxy Statement and Definitive Proxy Statement (the “Demand Letters”). Based on the same core allegations as the Merger Litigations, the Demand Letters request that the Company disseminate corrective disclosures in an amendment or supplement to the Preliminary Proxy Statement or Definitive Proxy Statement.

While UserTesting believes that the disclosures set forth in the Preliminary Proxy Statement and Definitive Proxy Statement comply fully with all applicable law and denies the allegations in the Merger Litigations and the Demand Letters, in order to moot these disclosure claims, avoid nuisance and possible expense and business delays, and provide additional information to its stockholders, UserTesting has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement related to the aforementioned claims with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, UserTesting specifically denies all allegations in the Merger Litigations and the Demand Letters that any additional disclosure was or is required or material.

Supplement to Definitive Proxy Statement

All page references used herein refer to pages in the Definitive Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures, and capitalized terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. Underlined and bolded text shows text being added to a referenced disclosure in the Definitive Proxy Statement and ~~stricken-through text~~ shows text being deleted from a referenced disclosure in the Definitive Proxy Statement. This Current Report on Form 8-K is incorporated into, and amends and/or supplements, the Definitive Proxy Statement as provided herein. Except as specifically noted herein, the information set forth in the Definitive Proxy Statement remains unchanged.

The twenty-third paragraph under the caption “The Merger—Background of the Merger” on page 34 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

On September 20, 2022, we entered into a letter agreement regarding confidentiality (the “Confidentiality Agreement”) with Thoma Bravo. The Confidentiality Agreement included a customary 12-month standstill provision that did not include a so-called “don’t ask, don’t waive” provision and was subject to a customary “fallaway” provision under which it would terminate if we were to enter into a merger agreement with a third party providing for a change of control transaction of our company. In addition, the Confidentiality Agreement restricted the ability of Thoma Bravo to disclose our confidential information to UserZoom.

The sixty-second paragraph under the caption “The Merger—Background of the Merger” on page 39 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

From October 27, 2022, after the transaction was announced, and through December 5, 2022, at the direction of the Board and the Transaction Committee, Morgan Stanley contacted 25 strategic counterparties and 19 financial sponsor counterparties regarding a potential acquisition of us in connection with the “go-shop” provision in the Merger Agreement. Over the course of this period, 22 of the strategic counterparties contacted, and all 19 of the financial sponsor counterparties contacted, affirmatively declined to further evaluate a potential transaction. The remaining three strategic counterparties subsequently affirmatively declined to further evaluate a potential transaction as well.

The fourth paragraph under the caption “The Merger—Opinion of Morgan Stanley & Co. LLC—Public Trading Comparables Analysis” on page 45 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

Based on an analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley selected a representative range of AV/CY2023E Revenue Multiples of 2.0x - 4.0x and applied this range of multiples to the estimated revenue for UserTesting for calendar year 2023 based on the Street Consensus. ~~In addition, for the purpose of this analysis, Morgan Stanley calculated UserTesting’s aggregate value assuming UserTesting’s net cash as of September 30, 2022 as provided by UserTesting’s management.~~ Based on the calculations set forth above and the outstanding shares of UserTesting common stock on a fully diluted basis as provided by UserTesting management on October 25, 2022, this analysis implied an estimated value per share of UserTesting common stock of $3.80 to $6.46.

The second paragraph under the caption “The Merger—Opinion of Morgan Stanley & Co. LLC—Discounted Equity Value Analysis” beginning on page 45 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

To calculate the discounted equity value per share of UserTesting common stock, Morgan Stanley used calendar year 2025 estimated revenue of approximately $335 million based on the Street Consensus and approximately $348 million based on the October Financial Forecast. For each scenario, Morgan Stanley calculated the future-implied aggregate value of UserTesting as of December 31, 2024 by applying its public trading comparables analysis reference range for AV/CY2023E Revenue Multiples of 2.0x - 4.0x, as described above, to UserTesting’s calendar year 2025 estimated revenue based on each of the Street Consensus and the October Financial Forecast. In each case, Morgan Stanley then divided the future-implied aggregate value by estimated future diluted shares outstanding (with such estimates provided by UserTesting’s management) to calculate a future implied equity value per share. Morgan Stanley then discounted the resulting future implied equity values per share to December 31, 2022 using a discount rate equal to UserTesting’s assumed cost of equity of 13.5 percent, which cost of equity was selected based on the application of Morgan Stanley’s professional judgment and experience to reflect an estimate of UserTesting’s cost of equity using the capital asset pricing model and utilizing a 6% market risk premium, a risk-free rate of 4.1% based on the 10-year U.S. Treasury yield as of October 26, 2022, and a 1.56 predicted beta per Barra. Based on these calculations, this analysis implied the following value ranges per share of UserTesting’s common stock:

Forecast Scenario	Implied Value Per Share Range of UserTesting Common Stock ($)
Street Consensus	3.84 - 7.15
October Financial Forecast	4.08 - 7.51

The second paragraph under the caption “The Merger—Opinion of Morgan Stanley & Co. LLC—Discounted Cash Flow Analysis” on page 46 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

Morgan Stanley first calculated the estimated unlevered free cash flow, which is defined as non-GAAP earnings before interest, taxes, depreciation and amortization (burdened by stock based compensation), less taxes and capital expenditures, and adjusted for changes in net working capital (excluding deferred revenue) and deferred revenue. To calculate terminal value, Morgan Stanley applied a range of perpetual growth rates of 3.0 percent to 4.0 percent, based on Morgan Stanley’s professional judgment. Morgan Stanley then discounted the unlevered free cash flows and terminal value to present values as of December 31, 2022 using a range of discount rates from 12.5% to 14.5%, which discount rates were selected based on the application of Morgan Stanley’s professional judgment and experience, to reflect an estimate of UserTesting’s weighted average cost of capital estimated using the capital asset pricing model for the cost of equity, as described above. ~~The resulting aggregate value was then adjusted to add net cash and further adjusted to add the net present value of net operating losses.~~ Morgan Stanley then added net cash of $165 million as of September 30, 2022, as provided by UserTesting management, and the net present value of net operating losses to the value of the discounted unlevered free cash flow and terminal value to derive the implied equity value.

The first paragraph under the caption “The Merger—Opinion of Morgan Stanley & Co. LLC—Precedent Transactions Multiples Analysis” on page 46 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

Morgan Stanley performed a precedent transactions multiples analysis, which is designed to imply a value of a company based on publicly available financial terms, by reviewing publicly available statistics for selected comparable transactions. Such comparable transactions included certain software transactions since 2018 that were selected because they shared certain characteristics with the Merger, as determined based on the application of Morgan Stanley’s professional judgment and experience. For each such transaction, Morgan Stanley noted the aggregate value of the transaction as a multiple of the estimated revenue of the target company for the twelve month period following the announcement date of the applicable transaction (which multiple is referred to herein as “AV/NTM Revenue Multiple”). The 25th to 75th percentile range of AV/NTM Revenue Multiples for the selected comparable transactions was 4.6x to 7.9x with a median of 6.0x.

The first paragraph under the caption “The Merger—Opinion of Morgan Stanley & Co. LLC—Other Information—Equity Research Analysts’ Future Price Targets” on page 49 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

Morgan Stanley reviewed certain future public market trading price targets for UserTesting common stock prepared and published by equity research analysts prior to October 26, 2022. Morgan Stanley considered ten total price targets. These targets reflected each analyst’s estimate of the future public market trading price of UserTesting common stock. The range of undiscounted analyst price targets for the UserTesting common stock was $4.50 to $9.00 per share, with a median of $8.00 per share and a mean of $8.05. Morgan Stanley then discounted the range of analyst price targets per share for the UserTesting common stock to December 31, 2022 at a rate of 13.5%, which was the discount rate selected by Morgan Stanley, upon the application of its professional judgment and experience, to reflect UserTesting’s cost of equity. This analysis indicated an implied range of fully diluted equity values for UserTesting common stock of $4.06 to $8.12 per share.

The chart under the caption “The Merger—Management Projections—Summary of Projections—October Financial Forecast” beginning on page 51 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

	Management Case				Extrapolations
	CY2022E	CY2023E	CY2024E	CY2025E	CY2026E	CY2027E	CY2028E	CY2029E	CY2030E	CY2031E	CY2032E	CY2033E	CY2034E	CY2035E	CY2036E
Revenue	$194	$220	$264	$348	$449	$567	$703	$853	$1,013	$1,178	$1,339	$1,489	$1,617	$1,714	$1,774
Gross Profit	$152	$170	$205	$274	$353	$446	$553	$671	$797	$926	$1,053	$1,171	$1,272	$1,348	$1,396
EBITDA(1)	$(33)	$(26)	$(22)	$(14)	$(8)	$3	$21	$46	$78	$119	$167	$220	$275	$330	$382
Taxes	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(12)	$(21)	$(32)	$(44)	$(56)
Capital Expenditure	$(2)	$(4)	$(5)	$(6)	$(8)	$(9)	$(11)	$(13)	$(15)	$(16)	$(17)	$(18)	$(19)	$(18)	$(18)
Increase in Net Working Capital (Excluding Deferred Revenue)	$(2)	$(13)	$(20)	$(28)	$(34)	$(34)	$(32)	$(29)	$(23)	$(16)	$(8)	$(7)	$(6)	$(5)	$(3)
Decrease in Deferred Revenue	$10	$17	$36	$49	$57	$71	$85	$99	$110	$118	$121	$112	$96	$73	$45
uFCF(2)	$(59)	$(60)	$(48)	$(47)	$(50)	$(37)	$(16)	$16	$57	$106	$151	$173	$192	$208	$217

(1)	EBITDA is a non-GAAP financial measure defined as net loss or income adjusted to exclude interest, taxes, depreciation and amortization.

(2)	uFCF (Unlevered Free Cash Flow) is a non-GAAP financial measure defined as EBITDA less stock-based compensation, taxes, capital expenditures and plus any decrease (and minus any increase) in net working capital and deferred revenue.

The chart under the caption “The Merger—Management Projections—Summary of Projections—September Financial Forecast” on page 52 of the Definitive Proxy Statement is hereby amended and supplemented as follows:

	CY2022E	CY2023E	CY2024E	CY2025E
Revenue	$195	$242	$308	$412
Gross Profit	$152	$186	$238	$321
Non-GAAP Net Income(1)	$(40)	$(21)	$(14)	$2
Non-GAAP Total Operating Expense(2)	$192	$206	$251	$318
Non-GAAP Operating Income (Loss)(3)	$(39)	$(21)	$(13)	$3
Free Cash Flow(4)	$(34)	$(20)	$(9)	$5
Calculated Billings(5)	$213	$261	$341	$455

(1)	Non-GAAP net income is a non-GAAP financial measure defined as net income, excluding the impact of stock-based compensation, amortization of intangibles, other non-operating income, benefit from income taxes and certain other items.

(2)	Non-GAAP total operating expense is a non-GAAP financial measure defined as total operating expense, excluding the impact of stock-based compensation, amortization of intangibles, and reversal of sales and use tax accruals, penalties and interest.

(3)	Non-GAAP operating income (loss) is a non-GAAP financial measure defined as operating income (loss), excluding the impact of stock-based compensation, amortization of intangibles, and reversal of sales and use tax accruals, penalties and interest.

(4)	Free cash flow is a non-GAAP financial measure defined as net cash used in operating activities less cash used for purchases of property and equipment and capitalized internal-used software.

(5)	Calculated billings is a non-GAAP financial measure defined as total revenue plus the change in contract liabilities from the beginning to the end of the period, and is intended to reflect amounts invoiced to customers. 2022 Calculated Billings includes actual calculated billings of $50 million and $53 million for the quarters ended March 31, 2022 and June 30, 2022, respectively, and estimated calculated billings of $51 million and $60 million for the quarters ending September 30, 2022 and December 31, 2022, respectively.

Important Information and Where to Find It

In connection with the proposed transaction, UserTesting filed with the SEC the Definitive Proxy Statement, a copy of which has been mailed to UserTesting’s stockholders. UserTesting has and will continue to file relevant materials with the SEC in connection with the proposed transaction. USERTESTING’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders of UserTesting can obtain a free copy of these documents at the website maintained by the SEC at www.sec.gov or free of charge at https://ir.usertesting.com.

Participants in the Solicitation

UserTesting and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding UserTesting’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in UserTesting’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 20, 2022, and in the Definitive Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on UserTesting’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by UserTesting, Thoma Bravo and Sunstone Partners, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond UserTesting’s control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely manner or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder approval, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of UserTesting’s business and other conditions to the completion of the transaction; (ii) the impact of the COVID-19 pandemic, inflation, foreign exchange rates and general economic conditions on UserTesting’s business; (iii) UserTesting’s ability to implement its business strategy; (iv) significant transaction costs associated with the proposed transaction; (v) potential litigation relating to the proposed transaction; (vi) the risk that disruptions from the proposed transaction will harm UserTesting’s business, including current plans and operations; (vii) attraction and retention of qualified employees; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) general economic and market developments and conditions; (x) UserTesting’s ability to stay in compliance with laws and regulations that currently apply or become applicable to UserTesting’s business both in the United States and internationally; (xi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect UserTesting’s financial performance; (xii) restrictions during the pendency of the proposed transaction that may impact UserTesting’s ability to pursue certain business opportunities or strategic transactions; and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as UserTesting’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Definitive Proxy Statement. While the list of factors presented here and in the Definitive Proxy Statement are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on UserTesting’s financial condition, results of operations or liquidity. UserTesting does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2022

UserTesting, Inc.

By:	/s/ Jon Pexton
Name:	Jon Pexton
Title:	Chief Financial Officer